SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): May 10, 1999




                               WHITTMAN-HART, INC.



        DELAWARE                        0-28166                  36-3797833
(State or other jurisdiction of      (Commission file #)       (Federal Id #)
incorporation or organization)




        311 SOUTH WACKER DRIVE, SUITE 3500, CHICAGO, ILLINOIS 60606-6618
        (Address of principal executive offices)              (Zip Code)



      (312) 922-9200
      Registrant's telephone number, including area code


ITEM 5.  Other Events.

         The revenues and net income of Whittman-Hart, Inc. for the month of April,1999 were $37.0 million and $2.7 million, respectively. Such results are not necessarily indicative of the results to be expected for the quarter ending June 30, 1999 or the year ending December 31, 1999.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     Whittman-Hart, Inc.


May 10, 1999                                         /s/ Kevin M. Gaskey
  (Date)                                             ---------------------------
                                                     Kevin M. Gaskey
                                                     Chief Financial Officer